0209-0348250

                         Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in the Prospectus  and  "Independent  Auditors" in the Statement of
Additional Information and to the incorporation by reference of our report dated
August 2, 2002 in the Registration  Statement (Form N-1A) and related Prospectus and Statement of Additional  Information of D.L.  Babson  Tax-Free  Income Fund,
Inc.  filed  with the  Securities  and  Exchange  Commission  in  Post-Effective
Amendment No. 29 under the Securities Act of 1933 (Registration No. 2-65489) and
Amendment  No. 30 under the  Investment  Company Act of 1940  (Registration  No.
811-2948).

                                            /s/ Ernst & Young LLP
Kansas City, Missouri
September 27, 2002